UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  March 31, 2006 (March 30, 2006)

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

0-23044

93-0976127
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

300 Knightsbridge Pkwy.
Lincolnshire, IL		60069
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: 847-478-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.”  These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our recently filed registration statements on Form S-1. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 7.01 Regulation FD Disclosure.

On March 30, 2006, Mobile Satellite Ventures LP (“MSV”) completed the sale of $750 million aggregate principal amount at maturity of its 14% senior secured discount notes due 2013 for gross proceeds of approximately $436 million.

MSV has stated that it intends to use the net proceeds from the sale of the notes for working capital and general corporate purposes, including the construction of its next generation integrated network.

The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Robert Macklin
Robert Macklin
Vice President,
Secretary and General Counsel

Date: March 31, 2006